UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 30, 1998


                        Commission file number 1-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)





                CALIFORNIA                                   95-3565943
     (State or other jurisdiction of                       (IRS Employer
      incorporation or organization)                     Identification No.)


                 515 W. Greens Road, Suite 800, Houston, Texas
                   (Address of principal executive offices)



      77067                                            (281) 774-5100
    (Zip Code)                                (Registrant's telephone number,
                                                  including area code)

ITEM 5.  OTHER EVENTS

The New York Stock Exchange ("NYSE") recently notified Paracelsus Healthcare Corporation ("the Company") that it was not in compliance with certain financial criteria for continued listing. The NYSE has given the Company until January 11, 1999 to submit a plan for bringing the Company back into compliance with the original listing standards over a three-year period. The Company intends to submit such a plan and to work with the NYSE to continue the Company's listing. Although the Company expects that the plan it will submit will bring the Company into compliance with the NYSE's criteria, there can be no assurance that the NYSE will accept the Company's plan. A delisting of the Company's stock would likely have a material adverse impact on the price and liquidity of the market for the Company's stock.

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions for the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Additionally, there are many factors which may cause the Company's actual performance to differ materially from forecasted results. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Paracelsus Healthcare Corporation
                                                 (Registrant)


Dated: December 18, 1998                    By: /S/ JAMES G. VANDEVENDER
                                       ----------------------------------
                                             James G. VanDevender
                                       Senior Executive Vice President,
                                            Chief Financial Officer
                                                 & Director